Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION RELATING TO THE MERGER WITH STATE BANK

The tables below set forth the condensed consolidated financial information for each of the Company and State Bank as well as unaudited pro forma combined condensed consolidated financial information for the Company and State Bank reflecting the transaction (the “Merger”) contemplated in the Agreement and Plan of Merger by and between the Company and State Bank, dated as of May 11, 2018 (the “Merger Agreement”), for the year ended December 31, 2017 and as of and for the six months ended June 30, 2018. The unaudited interim financial statements for the Company are included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and the audited financial statements for the Company are included in its Annual Report on Form 10-K for the year ended December 31, 2017.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, adjusted from our unaudited interim financial statements as of and for the period ended June 30, 2018 and our audited financial statements for the year ended December 31, 2017 to give effect to the Merger and the estimated acquisition accounting adjustments resulting from the Merger. The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2018 in the table below is presented as if the Merger occurred on June 30, 2018, and the unaudited pro forma combined condensed consolidated statements of income for the six months ended June 30, 2018 and the year ended December 31, 2017 are presented as if the Merger occurred on January 1, 2017. You should read such information in conjunction with the Company’s and State Bank’s consolidated financial statements for the six months ended June 30, 2018 and the year ended December 31, 2017 and related notes, as well as the accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet and Statements of Income.

The pro forma adjustments reflected in the table are subject to change in accordance with the terms of the Merger Agreement and as additional information becomes available and additional analyses are performed. The actual adjustments may be materially different from those reflected in the unaudited pro forma adjustments presented herein. Assumptions and estimates underlying the adjustments to the unaudited pro forma financial information are described in the accompanying notes. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Merger.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities, which could differ materially from those shown in this information. The unaudited pro forma financial information does not reflect the benefits of expected synergies or other factors that may result as a consequence of the Merger.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 30, 2018
(In thousands, except share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Assets
Cash and cash equivalents	$603,171	$238,291	$(39,480)	A, H	$801,982
Securities available-for-sale	1,043,857	835,670			1,879,527
Securities held-to-maturity	—	16,742	75	B	16,817
Loans held for sale	33,118	55,096	1,545	C	89,759
Loans	8,975,755	3,605,273	(31,837)	C	12,549,191
Less: allowance for credit losses	(90,620)	(33,335)	33,335	D	(90,620)

Net loans	8,885,135	3,571,938			12,458,571
Premises and equipment, net	62,445	56,965	(206)	E	119,204
Goodwill	307,083	84,564	581,054	F	972,701
Other intangible assets, net	8,565	9,729	59,240	G	77,534
Other assets	362,154	143,334	(13,731)	E, J	491,757

Total Assets	$11,305,528	$5,012,329			$16,907,852

Liabilities and Shareholder’s Equity
Liabilities:
Noninterest-bearing deposits	$2,137,407	$1,187,028			$3,324,435
Interest-bearing deposits	7,193,648	3,115,676	(39,403)	H	10,269,921

Total deposits	9,331,055	4,302,704			13,594,356
Borrowings	471,453	13,923			485,376
Other liabilities	113,064	38,783	25,225	I	177,072

Total liabilities	9,915,572	4,355,410			14,256,804

Shareholders’ equity	1,389,956	656,919	604,173	K, L	2,651,048

Total Liabilities and Shareholders’ Equity	$11,305,528	$5,012,329			$16,907,852

Total shares of Class A common stock outstanding	83,625,000	39,121,749	6,289,250	M	129,035,999

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Six-Months Ended June 30, 2018
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Interest Income
Interest and fees on loans	$216,531	$111,401	$(5,044)	N	$322,888
Interest and dividends on securities:	20,525	12,848	2,126	N	35,499

Total interest income	237,056	124,249			358,387
Interest Expense
Interest on deposits	38,960	12,766	(173)	O	51,553
Interest on borrowed funds	11,601	497			12,098

Total interest expense	50,561	13,263			63,651

Net interest income	186,495	110,986			294,736
Provision for credit losses	5,643	5,601			11,244

Net interest income after provision for credit losses	180,852	105,385			283,492
Noninterest Income	49,655	21,378			71,033
Noninterest Expense	124,374	79,251	2,013	P, Q	205,638

Income before income taxes	106,133	47,512			148,887
Income tax expense	19,334	11,380	(1,094)	R	29,620

Net income	$86,799	$36,132			$119,267

Weighted average common shares outstanding (Basic)	83,625,000	38,035,111	7,375,888	S	129,035,999
Weighted average common shares outstanding (Diluted)	84,733,732	38,072,919	7,338,080	S	130,144,731
Earnings per common share (Basic)	$1.04	$0.93			$0.92

Earnings per common share (Diluted)	$1.02	$0.92			$0.92

	For the Year Ended December 31, 2017
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Interest Income
Interest and fees on loans	$359,308	$185,354	$(15,042)	N	$529,620
Interest and dividends on securities:	37,559	23,024	4,963	N	65,546

Total interest income	396,867	208,378			595,166
Interest Expense
Interest on deposits	49,699	15,059	(518)	O	64,240
Interest on borrowed funds	20,952	533			21,485

Total interest expense	70,651	15,592			85,725

Net interest income	326,216	192,786			509,441
Provision for credit losses	9,735	6,110			15,845

Net interest income after provision for credit losses	316,481	186,676			493,596
Noninterest Income	99,874	39,757			139,631
Noninterest Expense	233,356	138,817	10,238	P	382,411

Income before income taxes	182,999	87,616			250,816
Income tax expense	80,646	41,042	(7,326)	R	114,362

Net income	$102,353	$46,574			$136,454

Weighted average common shares outstanding (Basic)	81,072,945	37,923,320	7,487,679	S	126,483,944
Weighted average common shares outstanding (Diluted)	81,605,015	37,994,657	7,416,342	S	127,016,014
Earnings per common share (Basic)	$1.26	$1.20			$1.08

Earnings per common share (Diluted)	$1.25	$1.19			$1.07

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

BALANCE SHEET AND STATEMENTS OF INCOME

Note 1—Basis of Presentation

The pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with the Company treated as the acquirer. The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of State Bank, as of the effective date of the Merger, will be recorded by the Company at their respective fair values and the excess of the Merger consideration over the fair value of State Bank’s net assets will be allocated to goodwill.

The Merger, which is currently expected to be completed in the fourth quarter of 2018, provides for State Bank’s common shareholders to receive 1.160 shares of our Class A common stock, valuing the transaction at approximately $1.3 billion based on the closing share price of our Class A common stock on the NYSE of $28.25 on August 31, 2018.

The pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the Merger is completed. Adjustments may include, but not be limited to, changes in (i) State Bank’s balance sheet through the effective time of the Merger; (ii) the aggregate value of Merger consideration paid if the price of shares of our Class A common stock varies from the assumed $ 28.25 per share, which represents the closing share price of our Class A common stock on the NYSE on August 31, 2018; (iii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the estimated purchase accounting entries to record the Merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial information are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available.

Core deposit intangible assets of $69.0 million are included in the pro forma adjustments separate from goodwill and amortized using the sum-of-the-years-digits method over ten years. Goodwill totaling $665.6 million is included in the pro forma adjustments and is not subject to amortization. The purchase price is contingent on the Company’s price per share of Class A common stock at the effective time of the Merger, which has not yet occurred. Accordingly, a 10% increase or decrease in the Company’s most recently used price per share of Class A common stock would result in a corresponding goodwill adjustment of approximately $128.0 million.

The preliminary purchase price allocation is as follows:

(In thousands, except share and per share amounts)
Pro Forma Purchase Price
Shares of State Bank common stock currently outstanding	39,094,511
Pro Forma exercise of outstanding warrants	52,902

Estimated shares of State Bank common stock outstanding	39,147,413
Exchange ratio	1.16

Total number of shares of Company Class A common stock issued	45,410,999
Share price of Company Class A common stock	$28.25

Equity portion of purchase price		$1,282,861

State Bank Net Assets at Fair Value
Assets acquired
Cash and cash equivalents		198,811
Investment securities		852,487
Loans		3,630,077
Core deposit intangibles		68,969
Other assets		186,362

Total assets acquired		4,936,706
Liabilities assumed
Deposits		4,263,301
Borrowings		13,923
Other liabilities		42,239

Total liabilities assumed		4,319,463

Net assets acquired		617,243

Preliminary pro forma goodwill		$665,618

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma condensed combined financial information. All taxable adjustments were calculated using a 23.0% tax rate to arrive at the deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and cash equivalents to reflect estimated cash of $525 thousand in proceeds from exercise of stock warrants.

B.	Adjustment to securities classified as held-to-maturity to reflect estimated fair value of acquired investment securities.

C.	Adjustment to loans, net of unearned income to reflect estimated fair value adjustments, which include lifetime credit loss expectations, current interest rates and liquidity, to acquired loans.

D.

Elimination of State Bank’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

E.	Adjustment to premises and equipment to reflect estimated fair value of acquired premises and equipment.

F.	Adjustments to goodwill to eliminate State Bank goodwill of $84.6 million at Merger date and record estimated goodwill associated with the Merger of $665.6 million.

G.

Adjustments to other intangible assets to eliminate State Bank net intangible assets of $9.7 million and the Company’s estimated core deposit intangible assets of $69.0 million, which are estimated to be approximately 2.0% of total deposits less time deposits.

H.	Adjustment to interest-bearing deposits to reflect estimated fair value of acquired interest-bearing deposits and eliminate intercompany cash of $40.0 million.

I.	Adjustment to accrued expenses and other liabilities to reflect the effects of the acquisition accounting adjustments and contractually obligated transactions costs.

J.	Adjustment to deferred tax asset of $14.3 million to reflect the effects of the acquisition accounting adjustments and contractually obligated transaction costs.

K.	Adjustments to eliminate State Bank’s equity and record the issuance of the Company’s Class A common stock to State Bank common shareholders.

L.	Adjustment to the Company’s equity for $1.2 million in costs related to issuance of stock and after-tax contractually obligated transaction costs of $20.6 million.

M.

Adjustments to common shares outstanding to eliminate 39,121,749 shares of State Bank common stock outstanding as of June 30, 2018 and record 45,410,999 shares of the Company’s Class A common stock issued in the Merger calculated using the exchange ratio of 1.160 shares of the Company’s Class A common stock per share of State Bank common stock (see Note 2—Preliminary Purchase Price Allocation).

N.

Net adjustments to interest income of $(2.9) million and $(10.1) million for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization of premiums and accretion of discounts on previously acquired loans and securities and record estimated amortization of premiums and accretion of discounts on acquired loans and held-to-maturity securities.

O.

Net adjustments to interest expense of $(173) thousand and $(518) thousand for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits.

P.

Net adjustments to noninterest expense of $4.7 million and $10.2 million for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization expense on other intangible assets and record estimated amortization of acquired other intangible assets.

Q.	Adjustment to reverse $2.7 million of noninterest expenses related to the Merger for the six months ended June 30, 2018. (See Note 4—Merger- and Integration-Related Costs).

R.

Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated blended federal and state tax rate of 23.0% and 37.0% for the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

S.

Adjustments to weighted-average shares of the Company’s Class A common stock outstanding to eliminate weighted-average shares of State Bank common stock outstanding and record shares of the Company’s Class A common stock issued in the Merger, calculated using the exchange ratio of 1.16 shares of the Company’s Class A common stock per each share of State Bank common stock.

Note 4—Merger- and Integration-Related Costs

Merger- and integration-related costs are not included in the pro forma condensed combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the Merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.